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                                                               Exhibit 10.30

                         DEFERRED COMPENSATION AGREEMENT

          DEFERRED COMPENSATION AGREEMENT (this "Agreement"), dated as of February 2, 1999 (the "Effective Date"), by and between Harveys Casino Resorts, a Nevada corporation (the "Company"), and Charles W. Scharer (the "Executive"), an employee of the Company or a Subsidiary of the Company.

          Prior to the date hereof, Executive has been a participant in the Company's Supplemental Executive Retirement Plan (the "SERP"). The SERP is a non-funded retirement arrangement, and Executive has no current right to receive the value of his accrued benefits under the SERP. In connection with the pending merger of the Company and Harveys Acquisition Corporation, a Nevada corporation (the "Merger"), Executive's participation in the SERP will cease, whereupon one-half of Executive's gross accrued benefits under the SERP will be paid to him (subject to applicable withholding requirements), and the remaining one-half of his gross accrued benefits will continue to be deferred pursuant to this Agreement.

          In addition, Executive and the Company have entered into that certain Stock Option and Restricted Stock Award Agreement (the "Award Agreement"), of even date herewith, which provides, among other things, for the automatic deferral pursuant to this Agreement of restricted shares of Class A Common Stock and restricted shares of Class B Common Stock of the Company (the "Deferred Shares"), at such time as the value of such restricted shares would otherwise be includable in Executive's gross income (the "Deferral Date"). Executive and the Company may also enter into additional agreements ("Additional Award Agreements") regarding shares of restricted stock (also referred to as "Deferred Shares") providing for an identical deferral mechanism to that set forth in the Award Agreement.

          1. AMOUNT DEFERRED; DEFERRAL PERIOD. (a) The amount of Executive's accrued benefits under the SERP to be deferred pursuant to this Agreement is $699,717.50 (the "Initial Amount").

               (b) The number of Deferred Shares to be deferred under this Agreement shall be as determined under the Award Agreement or the relevant Additional Award Agreement, as applicable.

               (c) The deferral period shall commence on the date hereof with respect to the Initial Amount and on the Deferral Date with respect to Deferred

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Shares, and shall continue in each case until the occurrence of a Distribution
Event as set forth in Section 5 hereof.

          2. DEEMED INVESTMENT IN SHARES OF COMPANY COMMON STOCK. (a) As of the date hereof, the Initial Amount shall be deemed to be invested in 361.8996 shares of the Class A Common Stock, par value $.01 per share, of the Company, including fractional shares (the "Deemed Class A SERP Shares") and 36,189.964 shares of the Class B Common Stock, par value $.01 per share, of the Company, including fractional shares (the "Deemed Class B SERP Shares") (the Deemed Class A SERP Shares and the Deemed Class B SERP Shares being collectively referred to herein as the "Deemed SERP Shares"), based on a price of $19.14314156 per share of Class A Common Stock and $19.14314156 per share of Class B Common Stock (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock").

               (b) As of the Deferral Date, the Deferred Shares shall be deemed to be invested in an identical number of shares of the same class of Company capital stock as the Deferred Shares themselves (the "Deemed Deferred Shares" and, together with the Deemed SERP Shares, the "Deemed Shares").

               (c) The Company shall establish an unfunded bookkeeping account (the "Account") to track the number of Deemed Shares held on Executive's behalf. The Account shall be divided into two sub-accounts, one to track the number of Deemed SERP Shares (the "SERP Sub-Account"), and the other to track the number of Deemed Deferred Shares (the "Restricted Stock Sub-Account"). The Account shall at all times prior to the occurrence of a Distribution Event be unfunded and Executive's rights under the Account shall be subject to claims of the general creditors of the Company. The Executive shall have no voting rights and no rights to receive a distribution of dividends with respect to the Deemed Shares, except as provided in Section 2(f) below.

               (d) The value of the SERP Sub-Account as of any date shall be equal to the sum of (x) the product of (i) the Fair Market Value (as defined in Section 4) of one share of Class A Common Stock on such date and (ii) the number of Deemed Class A Shares under the SERP Sub-Account on such date and (y) the product of (i) the Fair Market Value of one share of Class B Common Stock on such date and (ii) the number of Deemed Class B Shares under the SERP Sub-Account on such date (the "Fair Market Value Formula"); PROVIDED, that in the event Executive's employment shall be terminated (A) at any time prior to the fifth

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anniversary of the Effective Date by the Executive other than for Good Reason or
(B) at any time by the Company for Cause (each as defined in the Employment Agreement, of even date herewith, between the Company and the Executive (the "Employment Agreement") as in effect as of the date hereof or as the same may be amended from time to time, regardless of the termination of the Employment Agreement prior to the effective date of Executive's termination of employment), the value of the SERP Sub-Account as of the date of such valuation shall be determined as the LESSER of (x) the value of the Deemed SERP Shares as determined under the Fair Market Value Formula as of such valuation date and (y) the Initial Amount as increased at the rate of 8% per year, compounded annually, from the Effective Date through such valuation date.

               (e) The value of the Restricted Stock Sub-Account on any date shall be as determined by applying the Fair Market Value Formula to the Deemed Deferred Shares; PROVIDED, that from and after the effective date of Executive's termination of employment by the Company without Cause or by the Executive for Good Reason, the value of the Restricted Stock Sub-Account shall be determined as the LESSER of (x) the value of the Deemed Deferred Shares as determined under the Fair Market Value Formula as of such valuation date and (y) the value of the Deemed Deferred Shares as of the effective date of such termination as determined under the Fair Market Formula, as increased at the rate of 12% per year, compounded annually, from such effective date through such valuation date; and PROVIDED, further, that from and after the effective date of Executive's termination of employment for any reason other than by the Company without Cause or by Executive for Good Reason, including without limitation by reason of Executive's death or Disability (as defined in the Employment Agreement), the value of the Restricted Stock Sub-Account shall be determined as the LESSER of
(x) the value of the Deemed Deferred Shares as determined under the Fair Market Value Formula as of such valuation date and (y) the value of the Deemed Deferred Shares as of the effective date of such termination as determined under the Fair Market Value Formula, as increased at the rate of 8% per year, compounded annually, from such effective date through such valuation date.

               (f) On any date prior to a Distribution Event that dividends are distributed by the Company to its stockholders in respect of the Class A Common Stock or Class B Common Stock, each Deemed Share credited to the Account shall, as applicable, be credited with a dividend equivalent, which shall be a dollar amount equal to the dividends, if any, payable by the Company on such date, either in cash or property, in respect of a share of such class of Common Stock. In

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the case of dividends payable in property, the amount of the dividend equivalent shall be based on the fair market value of such property at the time of distribution of the dividend, as determined in good faith by the Board of Directors of the Company (the "Board"). The dividend equivalents so credited to the Account shall be automatically converted as of the dividend distribution date into Deemed Shares (or fractions thereof) based upon the Fair Market Value of such Deemed Shares as of such date.

          3. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Class A or Class B Common Stock, or any other class of shares of Company capital stock to which the Deemed Shares may from time to time relate, an equitable substitution or proportionate adjustment shall be made in the kind and number of Deemed Shares held under the Account as may be determined in good faith by the Board.

          4. FAIR MARKET VALUE. For purposes of this Agreement, "Fair Market Value" (when capitalized, unless the context clearly indicates otherwise) means, as of any given date, (A) if the Common Stock is publicly traded, the closing sale price of the Common Stock on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of THE WALL STREET JOURNAL, or (B) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined in accordance with the procedures set forth below, in each case based on the per share value of the Company as a whole as of the relevant date, without any discount for the sale of a minority interest and without considering lack of liquidity, including transfer and other restrictions on the Common Stock:

               (a) The Board shall determine the fair market value of the Common Stock in good faith, using commercially reasonable methods and at the Company's sole expense, PROVIDED, that if Executive is a member of or non-voting observer on the Board, Executive shall recuse himself from all deliberations of the Board regarding such determination, and except as otherwise provided herein shall not be entitled to receive or be provided access to any minutes or other records of the Board with respect to such determination. The Board shall communicate the per share valuation as so determined in writing to Executive within 20 business days following the date Executive provides written notice of, or the Board shall otherwise acknowledge, the need to determine the Fair Market Value of the Common Stock hereunder, and upon Executive's request, the Board shall provide Executive appropriate supporting documentation regarding the methods, assumptions and other bases

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used in arriving at such valuation. If acceptable to Executive, the fair market value of the Common Stock shall be as so determined.

               (b) If the fair market value as determined under (a) is not acceptable to Executive, Executive shall determine the fair market value of the Common Stock in good faith, using commercially reasonable methods and at Executive's sole expense, and shall communicate the per share valuation as so determined in writing to the Board within 20 business days following the Board's communication to Executive of the per share valuation pursuant to (a) above and, upon the Board's request, Executive shall provide to the Board appropriate supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. If acceptable to the Board, the fair market value of the Common Stock shall be as so determined.

               (c) If the fair market value as determined under (b) is not acceptable to the Board, the Board and Executive shall then negotiate in good faith to agree upon the fair market value of the Common Stock, based on the valuations under (a) and (b) above.

               (d) If the Board and Executive shall be unable by the foregoing means to agree upon the fair market value of the Common Stock within ten business days after the Board has been advised of Executive's valuation, the issue shall then be submitted to binding arbitration in Las Vegas, Nevada according to the rules and procedures of the American Arbitration Association. The Company and Executive shall each submit to the arbitrator their valuations under (a) and (b) above, together with all supporting documentation regarding the methods, assumptions and other bases used in arriving at such valuation. The arbitrator shall then be instructed to choose which of the two valuations more closely reflects the fair market value of the Common Stock, and shall not have the right to choose a third valuation as the appropriate fair market value of the Common Stock. The party whose valuation is not so chosen by the arbitrator shall pay any and all costs and expenses of the arbitration (but not the initial valuation of the other party), including without limitation reasonable attorneys' fees and other fees incurred by the prevailing party in such arbitration. Judgment may be entered on the arbitrator's determination and award.

          5. DISTRIBUTION EVENTS. (a) Upon the occurrence of a Mandatory Distribution Event (as defined in Section 5(b)), the value of the Account as of the date of such Mandatory Distribution Event shall be paid in whole to Executive at the

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election of the Company (i) in cash, (ii) in shares of Company capital stock, or
(iii) a combination of cash or shares of Company capital stock, in each case having a Fair Market Value equal to the value of the Account as of the date of such Mandatory Distribution Event. Upon the occurrence of a Special Distribution Event, the Executive shall be distributed shares of Company capital stock having a Fair Market Value equal to the lesser of the Applicable Value (as defined in Section 5(c)) and the value of the Account as of the date of such Special Distribution Event. In addition, at any time on or following the effective date of Executive's termination of employment, the Company shall have the right, in its sole and absolute discretion, to distribute the value of the Account, in whole or in part (a "Permissive Distribution Event" and, together with a Mandatory Distribution Event and a Special Distribution Event, a "Distribution Event"), at the election of the Company (i) in cash, (ii) in shares of Company capital stock, or (iii) a combination of cash or shares of Company capital stock, in each case having a Fair Market Value equal to the value of the Account (or portion thereof being distributed) as of the date of such Permissive Distribution Event, PROVIDED, that after giving effect to the distribution and the election, the Tax Liability Condition (as defined in Section 5(c)) for the Permissive Distribution Event would be satisfied with respect thereto. Except as necessary to satisfy the Tax Liability Condition, the shares distributed in connection with a Mandatory Distribution Event or a Permissive Distribution
Event need not be Marketable Securities (as defined in Section 5(d)).

          (b) The first to occur of the following events shall constitute a Mandatory Distribution Event:

                    (i) The earliest date following the closing of an Initial Public Offering (as such term is defined in Section 6(e)) upon which all underwriter lock-up arrangements applicable to Executive, if any, shall have expired; PROVIDED, that after giving effect to the distribution and the election referred to in Section 5(a), the Tax Liability Condition (as defined below) for the Mandatory Distribution Event would be satisfied with respect thereto;

                    (ii) The occurrence of a Change in Control (as defined under the Award Agreement); PROVIDED, that after giving effect to the distribution and the election referred to in Section 5(a) (assuming the Deemed Shares represented Common Stock for the purposes of this calculation), the Tax Liability Condition (as defined below) for the Mandatory Distribution Event would be satisfied with respect thereto; and

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                    (iii) The last day of the Company's fifteenth fiscal year
     commencing after the Effective Date (the "Maximum Deferral Distribution Event").

               A Special Distribution Event shall occur each time that Executive has the opportunity to sell Restricted Securities (as defined in the Stockholders Agreement, of even date herewith, among the Company and certain stockholders (the "Stockholders Agreement"), pursuant to Section 2.5 or 3.1 (under an effective registration statement) of the Stockholders Agreement.

               (c) For purposes of this Section 5, (i) the Tax Liability Condition shall be satisfied if, in respect of any Distribution Event, the sum of any cash and Marketable Securities represented by the Deemed Shares would equal or exceed Executive's Tax Liability in respect of such Distribution Event; and (ii) the Applicable Value shall be the dollar amount obtained by dividing the maximum income tax rate (federal, state and local) for Executive in the state and locality of his residence for income tax purposes as determined pursuant to Section 5(e), including without limitation impositions in respect of Medicare, into the dollar value of the total consideration which is comprised of cash and Marketable Securities to which Executive would be entitled to receive pursuant to the Stockholders Agreement as a result of the Special Distribution Event.

               (d) For purposes of this Section 5, Marketable Securities shall mean shares of capital stock of or other equity interests in any entity that, upon distribution to Executive, are freely tradeable by Executive under the Securities Act of 1933, as amended (the "Securities Act"), and are not subject to any contractual restrictions or limitations imposed by the Company on the rights of Executive to sell such shares.

               (e) For purposes of this Section 5, Executive's Tax Liability in respect of any Distribution Event shall mean the product of (i) the maximum income tax rate (federal, state and local) for Executive in the state and locality of his residence for income tax purposes, including without limitation impositions in respect of Medicare and (ii) the amount of income to be recognized by Executive upon such Distribution Event, in each case as determined by the Company's independent auditors, a copy of which determination shall be provided to Executive. For purposes of the immediately preceding sentence, if Executive shall be subject to income taxation in more than one state, the maximum rate of taxation for each such state shall be taken into account proportionately based on the extent to

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which the income so recognized would be treated under applicable law as having been earned in or otherwise having a relevant nexus with such state for income tax purposes.

               (f) The value of the Account shall be distributed to Executive within five business days following the occurrence of the Distribution Event or, if later, within five business days after the final determination of the Fair Market Value of the Account pursuant to Section 4.

               (g) Executive hereby agrees that commencing upon and for the 180-day period following a Mandatory Distribution Event pursuant to clause
(b)(i) above (which Mandatory Distribution Event does not also constitute a Special Distribution Event), Executive shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be distributed to Executive pursuant to such Distribution Event other than (a) shares having a Fair Market Value no greater than Executive's Tax Liability in respect of such Distribution Event and (b) such number of shares as may be sold by Executive, subject to the volume limitations of Rule 144(e) under the Securities Act as if Rule 144 applied to such sale and as if Executive were an affiliate of the Company for such purposes.

          6. CALL RIGHTS. (a) In the event all or any portion of the value of the Account is distributed to the Executive pursuant to Section 5 prior to the Company's Initial Public Offering in shares of capital stock or other equity interests of any entity that are not Marketable Securities (the "Illiquid Distributed Shares"), the Company shall have the right (the "Call"), exercisable at any time prior to the Company's Initial Public Offering (the "Call Exercise Period") by giving written notice to the Executive pursuant hereto, to purchase any or all of the Illiquid Distributed Shares in exchange for an amount in cash equal to the Fair Market Value of such Illiquid Distributed Shares as of the date on which such notice is provided (the "Call Price"); PROVIDED, that if Executive is exercising "tag-along" rights pursuant to Section 2.5 of the Stockholders Agreement, then until completion of such tag-along offer, the Call Price shall not be less than the price per share attainable by Executive under such tag-along offer.

               (b) The closing with respect to the exercise of the Call shall take place at the Company's executive offices within 30 days following the date the


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Company provides Executive written notice of its intention to exercise the Call or, if later, within five business days after the final determination of the Fair Market Value of the Illiquid Distributed Shares pursuant to Section 4.

               (c) Notwithstanding any other provision hereof, the Company may assign, without the consent of the Executive, its rights under this Section 6; PROVIDED, that no such assignment shall release the Company from its obligations hereunder.

               (d) Notwithstanding anything herein or in the Stockholders Agreement to the contrary, during the Call Exercise Period the Call shall continue to apply to the Illiquid Distributed Shares following any transfer thereof by the Executive under any circumstances, including pursuant to any arrangement, proceeding, decree, judgment, order or application of law relating to the division of property for domestic relations purposes.

               (e) The Call shall terminate upon the closing of the Company's Initial Public Offering. For purposes of this Agreement, "Initial Public Offering" shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

          7. STOCKHOLDERS AGREEMENT. Executive is a party to the Stockholders Agreement and Executive and the Company agree that any shares of Company capital stock issuable to Executive under this Agreement shall be subject in all respects to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated herein by reference.

          8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

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         If to Company:         Harveys Casino Resorts
                                Highway 50 and Stateline Avenue
                                P.O. Box 128
                                Lake Tahoe, Nevada 89449
                                Attention: Corporate Secretary
                                Facsimile: 775-586-6811

         with a copy to:        Colony Capital, Inc.
                                1999 Avenue of the Stars
                                Los Angeles, California 90067
                                Attention: Kelvin L. Davis
                                Facsimile: 310-282-8808

         and a copy to:         Skadden, Arps, Slate, Meagher & Flom LLP
                                300 South Grand Avenue
                                Los Angeles, California 90071
                                Attention: Jonathan H. Grunzweig
                                Facsimile: 213-687-5600

         If to the Executive:   Charles W. Scharer
                                P.O. Box 4735
                                148 Granite Springs Drive
                                Stateline, Nevada 89449
                                Facsimile: 775-588-6399

         with a copy to:        Michael Forman
                                Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                                1401 Walnut Street
                                Philadelphia, Pennsylvania 19102
                                Facsimile: 215-568-3206

Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

          9. WITHHOLDING REQUIREMENTS. Executive shall, no later than the date amounts become payable hereunder pursuant to a Distribution Event, pay to the Company, or make arrangements satisfactory to the Company, including, as applicable, by means of any cash distributable pursuant to Section 5, regarding payment of any federal, state, or local taxes or other amounts of any kind required by law to be

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withheld with respect to such Distribution Event. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Executive.

          10. FAILURE TO ENFORCE NOT A WAIVER. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          11. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Nevada without regard to its principles of conflict of laws.

          12. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

          13. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not constitute or be evidence of any agreement or understanding, express or implied, that the Executive has a right to continue as an employee of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

          14. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions of the Employment Agreement as in effect as of the date hereof, or as the same may be amended from time to time, regardless of the expiration of the Employment Agreement prior to the resolution of such dispute, and such arbitration provisions shall be deemed to be incorporated herein by this reference.

          15. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Executive shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Company capital stock acquired under this Agreement without the prior written consent of the Company or its underwriters,

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PROVIDED, that the Executive shall not be required to be subject to "lock-up"
restrictions that are more restrictive than such restrictions to which any other Employee Stockholder (as defined in the Stockholders Agreement) having commensurate job duties and responsibilities in the Company is subject, or that would prevent the Executive from effectuating a sale pursuant to Section 2.5 of the Stockholders Agreement or Section 3.1 of the Stockholders Agreement.




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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                           HARVEYS CASINO RESORTS


                                           By /s/ John J. McLaughlin
                                             ----------------------------------
                                             Name:  John J. McLaughlin
                                             Title:  Chief Financial Officer




                                             /s/ Charles W. Scharer
                                             ----------------------------------
                                                     CHARLES W. SCHARER

                                             Address:  P.O. Box 4735
                                                       148 Granite Springs Drive
                                                       Stateline, Nevada 89449



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